                                                                    EXHIBIT 11.1
  EARTHLINK NETWORK, INC.

STATEMENT OF COMPUTATION OF
EARNINGS PER SHARE EARNINGS*


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


                                                   Inception
                                                    (May 26,
                                                      1994)
                                                    through       Year ended              Six months ended
                                                  December 31,    December 31,     --------------------------------
                                                      1994            1995          June 30, 1995     June 30, 1996
                                                  -----------    --------------    --------------    --------------
Net loss                                               $146            $6,120            $1,113           $11,704
                                                  -----------    --------------    --------------    --------------
                                                  -----------    --------------    --------------    --------------


Average shares outstanding                            5,175             7,674             7,815            10,743

Common equivalent shares:
  Purchase of shares of Common
     Stock below the expected IPO
     price during fiscal 1995                         2,752             1,750             1,287                 0

     Purchase of shares of Common
     Stock below the expected IPO
     price during fiscal 1996                         1,620             1,620             1,620             1,340

  Assumed exchange of warrants
     for Common Stock                                   699               699               699               699

     Assumed exchange of options
     for Common Stock                                 1,863             1,863             1,863             1,863
                                                  -----------    --------------    --------------    --------------

Weighted average
shares outstanding                                   12,109            13,606            13,284            14,645
                                                  -----------    --------------    --------------    --------------
                                                  -----------    --------------    --------------    --------------

Net loss per share                                    (0.01)            (0.45)            (0.08)            (0.80)
                                                  -----------    --------------    --------------    --------------
                                                  -----------    --------------    --------------    --------------



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*   All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.